EXHIBIT 10.14



This Software License Agreement               AGREEMENT NO:_____________________

("Agreement") is made between
Rolfe & Nolan (USA) Inc. ("R&N")              DATE OF AGREEMENT:________________

an Illinois corporation with its
principal place of business at
120 South Riverside Plaza, Suite 1430
Chicago, Illinois 60606
(312) 559-0250 (general)
(312) 559-9493) (fax)
         and
Alaron Trading ("Customer")
an Illinois corporation with its
principal place of business at:
822 W. Washington Blvd.
Chicago, IL 60607

                                   WITNESSESH:

WHEREAS:

1) R&N is the developer of a futures and options industry applications software solution and, in connection therewith, provides certain Processing Services for its customers; and
2) The Customer wishes to engage R&N to provide to the Customer certain Processing Services more fully described on Schedule B attached hereto and made a part hereof, and R&N desires to provide such Processing Services to the Customer on the terms and conditions set forth below.

NOW, THEREFORE, the Parties agree as follows:

Section 1.        Definitions.

   (a) "Confidential Information" means, in the case of R&N (i) the Intellectual Property, know-how or other material, ideas or concepts relating to or comprising the Software, including, without limitation, Programs, source code, object code, Documentation, Enhancements, Releases, Custom Modifications, specifications, technical manuals, memoranda and advisories,

R&N/ALARON SOFTWARE LICENSE AGREEMENT


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computer instructions,  algorithms, routines, flow diagrams, outlines, schedules and processes, and (ii) information relating to pricing and the other terms and conditions of this Agreement. In the case of the Customer, "Confidential Information" means any non-public information relating to the Customer or the business of the Customer to which R&N has access in the performance of its obligations under this Agreement.

However, in either case, "Confidential Information" shall not include:

         any information known generally to
     the public, other than as a result of
     unauthorized disclosure by the recipient of such information, or any information which the recipient of
     information can show by evidence to be
     lawfully known by recipient prior to the time of its disclosure, or any information that become available to either R&N or the Customer on a non- confidential basis from a third party, provided such third party is not prohibited from disclosing such information to the Party.

   (b) "Custom Modification" means any modifications or additions to the Software made by R&N at the request of the Customer.

   (c) "Customer Information" shall mean the input data provided by Customer for processing, the files and processing data therefrom, and any program(s) provided by the Customer for use in processing of its input data.

   (d) "Documentation" means user manuals and all written materials provided by R&N to the Customer relating specifically to the operation and functionality of the Software.

   (e) "Enhancements" means upgrades, improvements, new versions or Releases and related materials generally made available, without charge, by R&N to its customers, which are intended to be used with or which complement existing Software employed in connection with the provision of the Services hereunder.

   (f) "Installation Date" means the date the Software (or any part thereof) is made available by R&N for use by the Customer.

   (g) "Installation Services" means the services supplied by R&N to the Customer that provide familiarity and training pursuant to the functionality set forth in the Documentation, including planning for access device installation at the Customer site, creation of a Software environment for Customer's Processing Service, and configuring the Software to operate in conjunction with Customer's requirements, but shall not include any Custom Modifications. The training services provided by R&N are set forth in Schedule C. Fees for Installation Services are in addition to the License Fee and are set forth in Schedule G.

   (h) "New Software" means any software relapsed generally by R&N after the date of this Agreement, that in the determination of R&N, incorporates functions and capabilities not included in the Software, as described in Schedule A.

   (i) "Party" means R&N or the Customer, as the case may be, and the "Parties" means both R&N and the Customer.

   (j)   "Processing Fees" means the




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processing service fees specified in Schedule
G.

   (k) "Processing Service" shall mean the services to be supplied by R&N as specified in Schedule B.

   (l) "Program" or "Programs" means a set of ordered steps or list of instructions which are capable when incorporated in a machine-readable medium, in causing a computer to indicate, perform or achieve particular functions, tasks or results and includes source- code listings in human-readable and machine readable form, object code in machine readable form, program files, data files, field and data definitions and relationships, data definition specifications, data models, program and system logic, interfaces, program modules, routines, subroutines, algoritluns, program architecture, design concepts, system designs, program structure, sequence and organization, screen displays and report layouts.

   (m) "Release" means periodic bug-fixes, modifications made to comply with regulatory requirements and improvements or additions to the existing functionality of the Software, and generally made available, without charge, by R&N to its customers.

   (n) "Services" means the rendering of timesharing, service bureau facilities management or similar services by the Customer utilizing the Software (or any part thereof) to any entity other than the Customer.


   (o) "Software" means the executable form of the futures and options industry applications software solution more fully described on Schedule A hereto, together with all Custom Modifications, Relapses, New Software and Enhancements developed or applied by R&N under this Agreement.

   (p) "Term" means an initial term of one year from the date on which Service commences and continuing thereafter for additional successive one-year terms unless terminated by either Party giving the other not less than six months' prior written notice to expire at the end of the initial three. year term or at the end of any subsequent term, as the case may be.

Section 2.         Processing Services;
         Service Fees.

   (a) Subject to the terms and conditions of this Agreement, including, without limitation, those terms and conditions set forth in the schedules attached hereto, R&N agrees to provide the Processing Services to the Customer during the Term of this Agreement.

   (b) R&N shall provide the Processing Services in accordance with the operating conditions set forth in Schedule D and subject to the terms and conditions of this Agreement. R&N shall perform the Processing Services in accordance with its responsibilities defined in Schedule E and will use all reasonable care and skill in relation thereto.

   (c) During the Term of this Agreement, the Customer hereby agrees to pay monthly Service Fees and other charges in the amounts, at the times and in accordance with the terms set forth in Schedule G attached hereto and made a part hereof. The Customer shall pay all such fees and charges, in full and without deduction, except as provided under Section 2(g), within thirty days of any invoice therefor.





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   (d) Any media,  materials or communications  line(s) time-sharing supplied by
R&N in addition to the Services shall be charged to the Customer at R&N's then-prevailing list prices.

   (e) The Customer shall pay to R&N interest upon any amounts which are not paid by the Customer to R&N when due, at the rate of the lesser of (i) one and one-half percent (1 1/2%) of the unpaid balance per month, or (ii) the highest rate of interest allowable under applicable law.

   (f) The Customer hereby grants R&N a security interest in all personal property of the Customer on R&N's premises, from time to time, to secure the obligations of the Customer to R&N, and in connection therewith, authorizes R&N at its sole discretion to sign on the Customer's behalf and file financing statements with respect to such personal property to perfect the security interest granted hereby.

   (g) If the Customer disputes in good faith any charge (a "Disputed Charge"), the Customer shall so notify R&N in writing within five days after receiving the invoice for, or notification of, such charge. In such event, either Party may initiate the dispute resolution process under Section 12(b)

   (h) The Software  used in  connection  with the  provision of the  Processing
Services hereunder is and shall be the sole and exclusive property of R&N, including all applicable rights to the Confidential Information of R&N and to the Intellectual Property. No right is granted to the Customer for the use of Software, directly or indirectly. R&N reserves the right to implement all upgrades, Releases and Enhancements to the Software, or New Software, which R&N may, from time to time, develop and, in its sole discretion, deem advisable to apply in connection with the provision of Services hereunder, without the consent of the Customer.

Section 3.        Installation Plan and
         Acceptance.

   (a) The Customer and R&N have prepared and annexed hereto as Schedule I a mutually acceptable plan for the provision of Installation Services (the "Installation Plan"). R&N will provide the Installation Services in accordance with the Installation Plan. Any further installation, training, software customization or consultancy services will be provided at the sole discretion of R&N and will be charged in accordance with R&N's then prevailing standard rates. All out of pocket expenses incurred by R&N in providing services in connection with the Installation Plan, including travel and lodging expenses, shall be paid by the Customer.

   (b) The Customer agrees to assign a qualified project leader to the installation and to assign such other individuals (and resources) on a part-time or full-time basis to the installation team as required.

   (c) The Customer shall have a period of thirty days, beginning on the Installation Date e "Evaluation Period"), to evaluate the Software. If the
Software is unacceptable to the Customer, for any reason, the Customer may, prior to the expiration of the Evaluation Period, deliver to R&N a written request to terminate the License. If such notice is timely delivered to R&N, the Customer shall cease









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use of the  Software  and shall  have no  further  payment  obligations  to R&N.
Failure to timely deliver a notice of termination under this Section 4(c) shall be deemed to be acceptance of the system by the Customer for all purposes hereof

Section 4.        Software Support Services.

   (a) Software support services, as described below ("Support"), will be provided by R&N to the Customer for the Software Processing Service.

   (b) R&N agrees to provide the following Support services:

         Provide the Customer with access to R&N representatives responsible for coordination, resolution, and follow-up of all support issues under the terms and conditions of this Section.

         Provide the Customer with emergency telephone consultation service from 6:00 p.m. (Central Time, U.S.) on Sunday until 5:00 p.m. on Saturday, excluding holidays, using current R&N procedures for the purpose of resolving Deficiencies in the Software and resolving operational problems the Customer may encounter, including assistance in the recovery of systems and data files.

         Use commercially reasonable efforts to make and provide to the Customer in R&N's sole discretion, without additional charge, such Enhancements to the Software as R&N deems appropriate to satisfy any requirements of the industry clearing houses and regulatory agencies, taking into account technical feasibility and the requirements of R&N's customers generally.
         Notify the Customer of Enhancements to and Maintenance Releases and Releases of the Software that are available, all of which must be accepted by the Customer without additional charge or fee.

   (c) The Customer agrees to:

         Provide R&N with reasonable access to the Customer's personnel to enable R&N to provide the services specified in this Section.

         Maintain a documented log of all support calls, available to R&N upon request. When placing a call to R&N, the Customer will reference all applicable sections of Documentation that may be relevant.

         Document all incidents of Software Deficiencies, attach any pertinent samples of Documentation and include detailed steps to duplicate the Deficiencies in the Customer's operating environment.

Section 5.        Custom Modifications.

The Customer may request R&N to make Custom Modifications to the Software to meet the Customer's specific requirements. Upon receipt of such request, R&N may, in its sole discretion, make such Custom Modifications at a rate to be agreed upon by the Parties. In the event that the Parties shall fail to expressly agree upon fees and charges for Custom Modifications, the Customer shall pay R&N its then-current standard charges for the Custom Modifications. The following procedures will be followed by the Customer and R&N in relation to any requested Custom Modifications, without prejudice to R&N's right to payment of fees and charges for Custom Modifications otherwise made at the



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request of the Customer

   (a) The Customer shall notify R&N in writing, in the form annexed hereto as Schedule H (the "Customization Request"), of its request for a preliminary estimate for Custom Modifications. The Customization Request must identify specifically the functionality requested and the specifications thereof, as well as the Customers agreement to pay the fee set by R&N for preparing the preliminary estimate.

   (b) In response to the Customization Request, R&N will develop a preliminary estimate of the cost to perform the Custom Modifications and the additional costs that may be involved in retrofitting the Custom Modifications with respect to any new Releases or Enhancements and an initial determination of the appropriateness of the specifications requested by the Customer. The Customer will have thirty days after receiving the preliminary estimate to notify R&N whether to proceed with a detailed estimate and detailed design specifications for the Custom Modifications.

   (c)  After  receiving  the  detailed  design  specifications  for the  Custom
Modifications, the Customer will notify R&N of any and all changes to the specifications. R&N will then resubmit the final specifications for the Customer's written acceptance. Once the Customer accepts the final specifications, -any further changes requested by the Customer must be approved by R&N and may result in additional cost.

   (d) R&N will design and program the Custom Modifications according to the final specifications approved by the Customer. R&N and the Customer will agree on the timetable for the application of the Custom Modifications to the Services.

   (e) The Customer shall pay R&N for preparing the preliminary estimate and the detailed estimate, developing specifications, programming, and testing the Custom Modifications in accordance with the charging basis quoted by R&N when submitting its preliminary estimate as modified in writing upon the mutual consent of the Parties.

   (f) R&N shall not make any Custom Modifications which R&N believes are or may be unfeasible, illegal or in violation of the proprietary rights of others. R&N shall not pay any royalty or other fee to the Customer for the use of any Confidential Information, Intellectual Property, software, ideas or techniques developed from or relating to Custom Modifications.

Section 6.        Customer Information.

   (a) Customer shall provide within sufficient time (by the agreed upon submission time set forth in Schedule D) all Customer Information required by R&N to enable R&N to perform the Processing Services. In the event the Customer Information is not submitted by the agreed upon submission time, or is incomplete, incorrect or not in the form specified by R&N, R&N shall not be responsible for the delivery time (Processing Service delivery time set forth in Schedule D).

   (b) In the event of late submission of Customer Information and upon the availability to R&N of complete and correct Customer Information, R&N will notify Customer of the new Processing Service




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delivery  time.  Work  shall be  performed  on a "Best  Efforts  Basis"  with an estimated completion time of two (2) hours after notification of the completion of submission of Customer Information.

   (c) Customer shall be solely responsible for the accuracy an completeness of Customer Information provided by Customer to R&N pursuant to this Agreement, and for the correctness of the format. Customer shall verify such data or report promptly to R&N after receipt thereof, any errors with respect to any data or report R&N assumes no responsibility for verification. Customer operation responsibilities are further specified in Schedules E and F.

   (d) Upon termination of this Agreement for any reason other than termination by R&N due to default by Customer, R&N will assist in transferring Customer Information to the Customer or to another data processing company and retain said Customer Information for archival purposes for a period of thirty days. Said assistance shall be limited to that assistance which in R&N's sole judgment is reasonably under the circumstances. Customer shall pay R&N for staff time spent in providing such assistance at R&N's then prevailing hourly rates for machine time, the costs of the media on which Customer Information is stored, for transportation costs and for any other reasonable related expense.

Section 7.        Responsibilities of the
         Customer.

The Customer shall be exclusively responsible for the accuracy of the input data, information and the documentation provided to R&N in connection with the Services to be provided hereunder and shall:

   (a) provide R&N with reasonable access to the Customer's personnel and facilities to enable R&N to provide the Services.

   (b) implement sufficient procedures to satisfy its requirements for security and accuracy;

   (c) convert the Customer's accounting data to the format required by the Software;

   (d) within sufficient time, provide R&N with all Customer information required by R&N to enable R&N to perform the Service.

Section 8.        Releases/New Software
         Modules.

   (a) R&N will make Releases available to the Customer free of charge (subject to Section 4(a) and 10(b)) with such Release are made generally available by R&N to its other customers.

   (b) From time to time, R&N may develop New Software modules. The Customer may acquire a license to use any New Software module by paying R&N its then-current fees and charges. Once installed, the New Software module will be deemed to be part of the Software subject to the terms and conditions of this Agreement.

   (c) If the Customer requires R&N to install Releases or New Software modules such services will be subject to charge by R&N at its then-current published rates.

Section 9.        Confidentiality.

   (a) Each Party hereto agrees to hold the other Party's Confidential Information in strict confidence. Neither Party will disclose or




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otherwise  make the other Party's  Confidential  Information or any part thereof available to its third party, except to the extent permitted by the terms of this Agreement. Each Party shall take the reasonable action to satisfy its obligations under this Agreement with respect to use, copying, modification, protection and maintaining the confidentiality of the Confidential Information of the other Party, including the prevention of any unauthorized disclosure by any of such Party's employees.

   (b) Neither Party will remove or permit to be removed from any item included in the other Party's Confidential Information any proprietary, confidential or copyright notices, markings or legends placed thereon by such Party.

   (c) Each Party shall assist the other Party in identifying and preventing any unauthorized use or disclosure of its Confidential Information or any portion thereof. Without limiting the foregoing, a Party (a "Recipient Party") shall notify the other Party (the "the Disclosing Party") immediately in the event that the Recipient Party learns or has reason to believe that any person who has had access to the Confidential Information of the Disclosing Party, or any portion thereof, has violated or intends to violate the terms of this Agreement, and the Recipient Party will cooperate with the Disclosing Party in seeking injunctive or other equitable relief in the name of the Disclosing Party against any such person.

   (d) Each Party acknowledges that the unauthorized disclosure of any of the other Party's Confidential Information may give rise to irreparable injury to the Disclosing Parry, inadequately compensable in damages. Accordingly, each Party shall be entitled to injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available, and each Party hereby consents to such injunctive relief. Nothing herein shall be construed as prohibiting either Party from pursuing any other remedies available to such Party for such a breach or threatened breach, including the recovery of monetary damages from the other Party.

Section 10.       Termination; Remedies.

   (a) The Customer shall have the right to terminate this Agreement upon thirty days' prior written notice to R&N upon a material breach by R&N of its obligations set forth in Sections 3, 4, 9 and I 1, unless R&N cures such breach within thirty days after the Customer gives written notice of such breach to R&N.

   (b) R&N shall have the right to terminate this Agreement upon thirty days' prior written notice (unless such breach is curable and is cured by the Customer within thirty days) to the Customer upon (i) the Customer's failure to pay any sums due hereunder, (ii) a material breach by the Customer of the Customer's obligations set forth in Sections 3, 4, 6, 7, 9 and I 1; or (iii) the termination or cessation of the business of the Customer.

   (c) In the event of termination under subsection (b) above, R&N shall be permitted to, in addition to any other remedies it may have in law or equity:

         automatically, and without any further
     action by R&N, terminate the Services;

         take immediate possession of any






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     Confidential Information held by the
     Customer, and all copies thereof wherever located, without notice or demand; and

         recover from the Customer the aggregate of all Service Fees, as defined in Schedule G, that are then due: or will become due during the then-current Term, all other fees and charges then payable to or earned by R&N through the date of termination, reasonable attorneys' fees and expenses incurred in enforcing (including the cost of consulting with an attorney to determine the scope of the Customer's breaches) any of the terms and provisions of this Agreement.

   (d) Notwithstanding the foregoing, the provisions of Sections 9, 11, 12, 17(b) shall survive the termination of this Agreement.

   (e) Upon termination of this Agreement for any reason other than termination by R&N due to default or breach by the Customer, R&N will assist in transferring Customer information to the Customer or to another data processing company, provided, however, that such assistance shall be limited to that assistance which in R&N's sole discretion is reasonably available. The Customer shall pay R&N for: (i) staff time expended in the provision of such assistance, at R&N's then prevailing hourly rates, (ii) machine time, (iii) the cost of the media on which the Customer's information is stored, (iv) transportation costs, and (v) all other reasonable expenses incurred by R&N in connection with such assistance.

Section 11.       Warranties and Liability.

   (a) R&N warrants that, during the term of this Agreement, the Services will be conducted with reasonable care and skill.
   (b) The warranty set forth above shall not extend to Deficiencies contained in the Software caused by any of the following: (I) alterations, modifications or revisions to or of the Software performed by a party other than R&N; (ii) negligence in the operation or use of the; (iii) operation of the Software not in accordance with the Documentation; and (iv) an act of God or any factor beyond R&N's reasonable control.

   (c) THE WARRANTY STATED ABOVE IS IN LIEU OF AND R&N HEREBY DISCLAIMS ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTY OF MERCHANTABILITY AND IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES ARISING BY STATUTE OR OTHERWISE IN LAW, OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

   (d) IN NO EVENT SHALL R&N BE LIABLE FOR LOST PROFITS, LOSS OF GOODWILL, LOSS OR ALTERATION OF CUSTOMER DATA, FAILURE TO REALIZE EXPECTED SAVINGS, INABILITY TO USE ANY COMPUTER PROGRAMS, REGULATORY PENALTIES, OR FOR ANY COMMERCIAL, ECONOMIC, SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGE EVEN IF R& N HAS BEEN ADVISED OF OR FORESEES A POSSIBILITY OF, ANY OF THESE DAMAGES OCCURRING. R&N'S MAXIMUM LIABILITY TO THE CUSTOMER FOR ANY AND ALL BREACHES OF THIS AGREEMENT





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




SHALL IN NO EVENT EXCEED THE LESSER OF THE AGGREGATE OF THE FEES AND CHARGES ACTUALLY PAID BY THE CUSTOMER TO R&N, HEREUNDER WITHIN THE TWELVE MONTH PERIOD IMMEDIATELY PRECEDING THE CUSTOMER'S NOTIFICATION TO R&N OF SUCH BREACH OR DEFAULT, OR $1,000,000.

Section 12.       Recruitment.

          Each Party agrees not to retain, hire or contract with in any capacity whatsoever any employee of the other Party for a period of six months following the earlier of the termination of that person's employment with the other Party or the termination of this Agreement.

Section 13.       Survival.

          The obligations and agreements of the Customer and R&N contained in Sections 5, 7, 8, and 12(b) shall survive the termination of this Agreement for whatever reason.

Section 14.       Events Beyond Control of
         Parties.

Notwithstanding any provision to the contrary contained herein, the failure or delay in performance by either Party shall be excused to the extent it is caused by an event beyond such Party's reasonable control provided the Party prevented from or delayed in rendering performance notifies the other Party and in detail of the commencement and need of such a cause, and provided further that such Party uses its best efforts to render performance in a timely manner. The obligation of both Parties to perform under this Agreement shall be suspended during such event for a maximum period of sixty days. Section 15. Taxes.

   (a) In addition to any other payments required to be paid by the Customer, the Customer shall pay all tariffs, import duties, license and registration fees, sales, use, rental, transfer or other taxes, whether federal, state or local, however designated, and all other assessments which are levied or imposed by reason of the Services to be provided hereunder, excluding, however, income taxes which may be levied against R&N. The Customer shall reimburse R&N for the amount of any such tariffs, import duties and taxes paid or advanced by R&N as a result of the provision of Services hereunder.

   (b) If any withholding taxes are applicable in respect of mounts payable, the Customer shall remit the applicable amount to the relevant taxing authorities and shall furnish to R&N information regarding such remittance in sufficient detail to enable R&N to substantiate any claim for a foreign tax credit.

Section 16.       Miscellaneous.

   (a) Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be given by personal delivery or by United States certified mail return receipt requested, postage prepaid, addressed to the location stated above or to such other address as either Party may designate by notice to the other Party. All notices shall be deemed effective upon the earlier of receipt, seven business days after such notice is postmarked, or, if delivered personally, upon the date of delivery.

   (b)   Governing Law: Dispute Resolution.

          This Agreement shall be governed by
and construed in accordance with the laws of the State of Illinois, without regard to the conflict of laws principles thereof.

          At the written request of a Party, each Party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The Parties intend that these negotiations be conducted by non-lawyer, business representatives. The location, format, frequency, duration and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

          If the negotiations do not resolve the dispute within sixty days of the initial written request, or if neither Party makes such a request within sixty days of the dispute, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A Party may demand such arbitration in accordance with the procedure set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this Section. Each Party may submit in writing to a Party, and that Party shall so respond. Each Party is also entitled to take the oral deposition of one individual of another Party. Additional discovery may be permitted upon mutual agreement of the Parties. The arbitration shall be held in Chicago, Illinois. The arbitrator shall control the scheduling so as to process the matter expeditiously. The Parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within thirty days after the close of hearings. The times specified in this Section may be extended upon mutual agreement of the Parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

          Each Party shall bear its own costs of these procedures. A Party seeking discovery shall reimburse the responding Party the costs of production of the documents (to include search time and reproduction costs). The Parties shall equally split the fees of the arbitration and the arbitrator.

   (c) Strict Compliance. The failure by either party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall not constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. The waiver of any breach shall not affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in Ml force and effect with respect to any other then existing or subsequent breach thereof.

   (d) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute but one and the same instrument.

   (e) Amendments. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated, except upon the written consent of all Parties.

   (f) Captions. The captions to this Agree ment are for convenience of reference only and in no way define, limit or describe the scope or intent of this Agreement or any part hereof, nor in any way affect this Agreement or any part hereof.

   (g) Assignment. This Agreement may not be assigned by the Customer without the prior written consent of R&N, which R&N may withhold in its sole discretion. Any attempt by the Customer to assign, transfer or sublicense any of the Software or any of the rights, duties or obligations under this Agreement in violation of this Agreement shall be null and void and of no force or effect.

   (h) Severability. If any provisions of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provisions were omitted.

   (i) Schedules. The Schedules annexed hereto are incorporated by reference and made a part hereof.
   (j) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties hereof, and their respective heirs, executors, administrators, successors and permitted assigns.

   (k)Entire Agreement. This Agreement, together with all Schedules hereto and together with any amending correspondence which is executed on behalf of both Parties, constitutes the entire agreement between the Parties hereto with respect to the subject matter thereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Rolfe & Nolan (USA) Inc.                                    Alaron Trading

By:                                                         By:

Name:                                                       Name:

Title:                                                      Title:

                                   SCHEDULE A

                          RANorder SOFTWARE DESCRIPTION

Maintenance Functions:

The data maintenance functions of RANORDER have been designed to support and facilitate the use of RANORDER in an on-line environment. Data maintenance is generally supported via two processes: static data table maintenance and dynamic table updating. Static data table maintenance involves the establishment and support of information regarding non-dynamic data, including:

Commodity Masters for Futures & Options (North American Exchanges) Currency Master and Exchange Master, Symbol Master File
Interface and Printer Definition Tables, Margin Rate Tables
Security Administration Tables

Dynamic data table maintenance involves the ongoing update of transaction related information, including:

Market Price Data, Customer Account Information
Customer Positions, Customer Orders and Fills

Order Entry:

This set of functions is designed to process customer orders through the system direct to the exchange floor (printer or terminal device) or to an exchange based order routing system (when available). Users entering an order have the facility for viewing customers resting and filled orders; margin requirements, and marked-to-the-market for both established positions/filled orders and working orders. In addition, the order entry application includes data validation functions for many of the data variables required in order entry.

Order Routing:

The order routing facility automates the process of trade submission to an exchange floor or exchange interface for order routing. Each commodity may be routed to a specific device (printer or interface) on the exchange floor, thereby allowing multiple devices on the same exchange floor. Each order is tagged with the identification of the terminal and person that entered the order. This allows the filled order to be routed back to that person through the fill routing subsystem. The printer support software is designed to detect printer failures and take immediate action depending on the type of failure. The recovery actions include switching all printing from one printer to a designated backup printer automatically.

Fill Reporting:

The fill reporting facility provides functionality that allows floor personnel to input/report filled order information. System terminals, located on the exchange floor, or exchange devices (i.e. TOPS terminals) may be utilized to enter fill information directly into the customer's account. This subsystem includes features which minimize the amount of keying, handling unusual conditions such as split fills and corrections, and routing a hard copy of the fill information back to the trade originator. Fill reporting functions include direct to terminal notification, fax transmission, e-mail transmission and automated voice response.

                                   SCHEDULE A

                          RANorder SOFTWARE DESCRIPTION
                                   (continued)

Marked to the Market:

The system interfaces with a market price feed in order to receive intra-day price quotes. The quotes may be applied to the positions in any account thereby providing a summary of the account's current value. Current value calculations include assessment of risk for existing positions as well as resting orders.

Reporting:

The reporting facility provides functionality that allows system user to generate a variety of management information reports. Reporting functionality includes reports on: Orders, Positions, Margins, Account Equity, Open Positions and Account Summary.

Market Quote Display:

The market quote display functionality may be utilized as an independent quote system. Different display formats for quotes are available and include: quick-quote by instrument, category by commodity grouping, and unique by user preference. Market price data is accepted from Future Sources.

Time and Sale Data:

The time and sale facility will capture and store two or more days of time and sales information as supplied by the market price vendor. Each tic received is time stamped and logged as a tic, bid, ask, or range (as supported by the market price vendor). Inquiries may be made by a specific time bracket or by price rate.

News Display:

The new display facility provides functionality for capturing and delivering market related or internal news. The system contains one thousand pages which may be setup and changed at a user's discretion.

System Security Support:

Security support facilities include: unique user D), unique non-displayed password, user functionality access authorization, automatic terminal sip-off with inactivity, account access restrictions by sales-code, and unique access code for restricted account access.

                                   SCHEDULE B

                          RANorder PROCESSING SERVICES


Maintenance of the following files:
Commodity Masters for Futures & Options (North American Exchanges) Currency Master and Exchange Master
Screen & Report Titles Master and Instrument Type Master
RANorder Base Screen Menu

Processing of the RANorder Start-of-Day job stream which includes: Retrieval of Customer account information Retrieval of Customer position information Loading of Customer account information Loading of Customer position information

Initiation of Daily Start-Up Procedure:
Printers
TOPS Interface
Access Devices

Processing of Transaction Activity
Intra-day Filled Transaction Submission to Back-Office
Processing of Transaction Data File (if applicable)
End-of-Day Transaction Submission to Back-Office

Monitor & Reprint Jobs (if applicable)

Monitor System Functions
Utilization & System Performance
Networking
Price Feed

Initiation of Daily Shut-Down Procedure:
Printers
TOPS Interface
Access Devices

Access to Internet RANorder Site

Hosting of Internet Server
Provision of HTML front-end screens for order entry, account status and statements

Administer System Security

Configuration Planning for Client Access Devices

Upgrades of RANORDER application software and Upgrades of IBM Operating System Software

                                   SCHEDULE C

                          Training Services Description


RANorder Systems Administration System Configuration Daily Procedures Remote System Access Data File & System Maintenance Customer Account Maintenance Customer Order Maintenance Customer Position Maintenance Sign-on Data File Maintenance Market News Data File Maintenance Historical Price Database Maintenance Location Routing Maintenance Printer Routing Maintenance Printer Test System Sign-on Message Maintenance Commodity Code Maintenance

Miscellaneous System Functions
Broadcast Message Facility
Background Job File Maintenance
Background Job Submission
Back-office Data Entry
Cash File Maintenance
Phone Number File Maintenance


RANorder Functionality
Account Inquiry/Order Entry
Order Entry - Without Account Positions
Order Entry - with Account Positions
Display Account Positions
Order Check for account
Cancel Order
Cancel/Replace Order
Reprint and Order
Update Customer Messages
Customer Account Master Inquiry
Check Unreported Fills
Open Order Check-out
Print Account Positions
Rolodex Maintenance

                                   SCHEDULE C

                          Training Services Description
                                   (continued)


Quick Quote & Sales (Optional Service) Quick Quote Personal Quote Page Category Quote Time & Sales by Time Time & Sales by Price Personal Quote Page Set-Up Historical Price Inquiry Market News Report Generation Reports on Orders Reports on Positions Margin Reports Account Equity Report Inquiry Open Positions Inquiry Account Summary Inquiry Managed Account Functions Managed Account File Maintenance Display/Report Non-Distributed Fills Fill Distribution Report

RANorder Training Session Description One end-user training session Up to 10 end-users Customer may video tape session One Systems administration training session

                                   SCHEDULE D

                          RANORDER Processing Services
                              Operating Conditions


Operating Conditions
R&N RANorder Service Bureau operating conditions are listed below.

R&N RANorder Service Bureau will accept orders twenty-four hours a day.

Operational staff for the RANorder Service Bureau will be available from 6:00 am to 6:00 p.m. (Central Standard Time on CME/CBT trading days) Monday through Friday. Support telephone consultation services will be available from 6:00 p.m. (Central Time, U.S.) on Sunday until 5:00 p.m: on Saturday, excluding holidays, using current R&N procedures for the purpose of resolving Deficiencies in the Software and resolving operational problems the Customer may encounter, including assistance in the recovery of systems and data files.

Access to the R&N RANorder Service Bureau processing service outside of the service hours stated must be approved by R&N RANorder Service Bureau operational staff.

R&N RANorder Service Bureau will, under normal conditions and given Customer's submission of Customer Information by 6:00 am CST (submission time), process the Customer's Information beginning at 6:00 am CST or earlier when possible. In the event of a unforeseen delay, R&N RANorder Service will notify Customer and make "best efforts" to begin order processing by no later than 7:00 am CST.

RANORDER documentation will be provided as follows:

1 RANORDER User Guide

1 RANORDER Reports Guide

                                   SCHEDULE E

                          RANORDER Processing Services
                                Responsibilities


R&N RANorder Service Bureau Respo0nsiblites:
R&N will provide the central processing hardware, software and equipment for the RANorder Service Bureau. All other hardware, communications equipment or supplies are the responsibility of the customer.

R&N RANorder Service Bureau data center will provide the Customer with floor space, electrical power, and operations support necessary to provide the processing services as specified in Schedule B.

R&N will provide a workstation at the R&N RANorder Service Bureau operations center for R&N RANorder Service Bureau operations staff to process the Customer's data. An alternate R&N Service Bureau system at the R&N Service Bureau data center will be available as a backup should there be a hardware problem on the primary production system, provided Customer executes a separate Disaster Recovery agreement.

R&N will monitor network communications and equipment. R&N will coordinate problem resolution with Customer for Customer owned network and communications equipment. R&N will facilitate resolution of communication line issues.

R&N will administer security functions for the system based upon Customer prepared and submitted User and Password Set-up Requests. R&N will maintain, update and modify all required maintenance files.

Rolfe & Nolan's Software Support Services consists of a support facility that will be the first point of contact for all support requirements. Such requirements are categorized into Level I, Level II and Technical Support. A central number is utilized for all support services: 312-559- 9086.

General functionality queries and system problems will be reported to the Level I support facility7. All queries will be electronically monitored and referred to the appropriate support area for follow through until resolution is obtained.

Support staff will attend most issues regarding system usage, however if any problem, which results in a delay to data entry or general system operations, cannot be resolved, the support staff will notify either Level II or Technical Support as appropriate.

Level II support is an advanced point of contact for problems associated with processing activities of the RANorder system. Level II support will generally respond to issues related to the ability of the system to continue processing, networking issues and software faults.

                                   SCHEDULE E

                          RANORDER Processing Services
                                Responsibilities
                                   (continued)



Customer Responsibilities:
Communications lines and hardware, networking equipment, printers and access devices are the responsibility of the client.

Customer will be responsible for preparing and submitting required account and position files on a daily basis before 6:00 am CST. Files will be compliance with R&N standard RANorder File Specification Format.

Customer will designate a System Administrative, User Liaison and User Trainer to facilitate the operations of the RANorder system. Customer will channel RANorder support inquiries through Designated System Administrator and/or User Liaison to R&N support facilities.

Customer will coordinate, secure and maintain, at its own expense, an order routing interface facility (TOPS)for use with the RANorder system. Customer will acquire, as its own expense, a market data feed from Futures Source.

                                   SCHEDULE F

                           RANorder Processing Service
                       Client Operations Responsibilities



The operational responsibilities of a R&N RANORDER Service Bureau Customer include, but are not limited to, the following functions:

Maintenance of all master files that are not maintained by R&N.

Creation and submission of daily account and position files from Customer's back-office system.

Entry of all order, order maintenance and order fills.

Generation and printing of all system reports.

                                   SCHEDULE G

                Processing, Installation, and Miscellaneous Fees


1.       Processing Service Fees

         The RANorder service bureau processing price schedule is based on two components: a minimum monthly charge which is base don the number of accounts maintained on the system, and a volume charge associated with the actual number of contracts processed by the system. The actual monthly fee is the greater of the minimum monthly charge or the volume based charges. The processing fee schedules for these charges are detailed below:

         Minimum Monthly Charge


                Number of Accounts                     Minimum Monthly Charge

                   Up to 2,000                                $ 3,000
                   Up to 4,000                                $ 4,000
                   Up to 6,000                                $ 5,000
                    Over 6,000                                $ 6,000

             Volume Activity Charges

               Number of Contracts                    Monthly Activity Charge
                   0 to 20,000                                $ 3,500
                 20,001 to 30,000                             $ 4,500
                 30,001 to 40,000                             $ 5,000
                 40,001 to 50,000                             $ 5,500
                 50,001 to 70,000                             $ 6,500
                 70,001 to 90,000                             $ 7,300

Number of Accounts
         Highest number of accounts downloaded to the system during the month

Number of Contracts
         Actual number of filled contracts(half-turns) filled or entered into the system during the month

2.       Fee Schedule at Renewal
         No less than three months prior to the last date upon which the Customer may provide notice of termination of this Agreement, R&N shall provide the Customer with a revised Processing Fee Schedule applicable to the next renewal term, if any. Such revised Processing Fee Schedule may be increased by R&N up to R&N's then-prevailing price as set forth on its published price lists however any such increase (if applicable) will be limited to 25% of then current Processing Fees as set forth herein.

                                   SCHEDULE G

                Processing, Installation, and Miscellaneous Fees
                                   (continued)


3.       Installation Fee

         There will be a non-refundable initial installation fee for the processing service and Software described in Schedule A and B. The fee will be $10,000.00 and encompasses project planning, R&N project management, installation support, configuration set-up and system training. Custom Modifications and expenses related to the implementation of any future modules or hardware upgrades require payment of additional fees and will be billed separately.

4.       Payment of Processing Fees

         The Processing and Installation Fees for the initial Term shall be payable in accordance with the following schedule:

         (a) the Installation Fee shall be payable upon execution of this Agreement;

         (b) Processing Fees shall be payable monthly based upon the actual usage incurred during the prior month

5.       Additional Services

         This Agreement excludes the provision of futures and option market prices and SPAN arrays (if required). A monthly fee will be assessed for the prices and SPAN arrays associated with each individual exchange. Additional services which may also be required, but not exclusively limited to, include Disaster Recovery Service and Real Time Price Feed, and shall require payment of additional fees and will be billed separately.

         All  communication  line costs are the  responsibility of the Customer.
         Any charges as a result of using third-party vendors to perform processing services for the Customer will be the responsibility of the Customer.

         Customer will utilize time-share Internet communications lines and will be allocated (on a percent utilization of capacity basis) a portion of the total line cost. The minimum monthly fee will be $500.

                                   SCHEDULE H

                              CUSTOMIZATION REQUEST



                                      Date:

                            Requested Functionality:







                                 Specifications:





                               Programs Affected:





    The  Customer  agrees to pay to R&N a preliminary  estimate fee in
         the  amount  of  _______.   The  charges  estimated  for  the
         above-requested modifications are ____________.
                                         The Customer



                                         By:
Name:
                                        Title:

                                   SCHEDULE I

                                Installation Plan

                           (See Attached Project Plan)